Form N-SAR
Item 770



Name of Registrant:				VALIC Company I

Name of Portfolio:				VALIC I Company Mid Cap Strategic Growth Fund

Issuer:						Edenred

Years of Operation:				3+

Underwriting Type:				Firm

Offering Type:					Common Stock



Underwriter from whom Purchased:		Morgan Stanley Investment Management,Inc.



Underwriting Syndicate Members:		        Morgan Stanley


Date Offering Commenced:			10/07/10

Date of Purchase:				10/07/10

Principal Amount of Offering:			316,855,746

Offering price:					EUR 14.70


Purchase price:					EUR 14.70


Commission, spread or profit:			$EUR 0.2235

Principal amount of purchases by all investment
Companies advised by the investment sub-adviser:     $4,178,876












Name of Registrant:				VALIC Company I

Name of Portfolio:				VALIC I Company Large Cap Core Fund

Issuer:						Vera Bradley

Years of Operation:				28

Underwriting Type:				Firm

Offering Type:					Common Stock



Underwriter from whom Purchased:		Wells Capital Management



Underwriting Syndicate Members:		        Wells Fargo Securities LLC


Date Offering Commenced:			10/20/10

Date of Purchase:				10/20/10

Principal Amount of Offering:			176,000,000

Offering price:					$16.00


Purchase price:					$16.00


Commission, spread or profit:			$1.12

Principal amount of purchases by all investment
Companies advised by the investment sub-adviser:     $70,608